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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



         Date of Report (Date of Earliest Event Reported): APRIL 7, 1998


                                HNC SOFTWARE INC.
             (Exact name of Registrant as Specified in its Charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


        0-26146                                         33-0248788
(Commission File Number)                 (I.R.S. Employer Identification Number)


                5930 CORNERSTONE COURT WEST, SAN DIEGO, CA 92121
                    (Address of Principal Executive Offices)

                                 (619) 546-8877
              (Registrant's Telephone Number, Including Area Code)


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ITEM 2: ACQUISITION OR DISPOSITION OF ASSETS

        On April 7, 1998, HNC Software Inc., a Delaware corporation ("HNC" or the "Company"), acquired ownership of all the outstanding stock of Financial Technology, Inc., a privately held Illinois corporation ("FTI"), pursuant to a statutory merger (the "Merger") in which FW2 Merger Corp. ("Merger Sub"), a wholly-owned subsidiary of HNC formed for purposes of such Merger, was merged with and into FTI, with FTI surviving the Merger and becoming a wholly-owned subsidiary of HNC. The Merger was carried out pursuant to an Agreement and Plan of Reorganization dated as of April 6, 1998 (the "Plan") by and among HNC, Merger Sub, FTI and all the shareholders of FTI, who are J. Michael Thompson, Paul P. Koziarz and Thomas R. Snow (the "FTI Shareholders"). The Company expects to account for the Merger as a "purchase" transaction for accounting purposes.

        FTI was incorporated in 1982 and, prior to the Merger, was engaged in the business of developing and marketing profitability measurement and analysis, decision support, accounting and asset management software products and related support services to financial services companies in the United States, Canada and Europe. FTI's customers include banks, credit unions and other lending institutions. FTI's products include ProfitVision, a product that determines historical profitability at the customer, product and organizational levels throughout the financial institution, as well as enterprise accounting and asset management products. Following the Merger, FTI will continue to operate out of its Chicago, Illinois headquarters.

        Pursuant to the Merger, HNC issued to the FTI Shareholders, in exchange for all of FTI's stock, a total of 396,617 shares of HNC Common Stock and $1,500,000 in cash plus the contingent right to receive additional shares of HNC Common Stock ("Contingent Shares") after completion of HNC's fiscal year ended December 31, 1998. The number of Contingent Shares, if any, to be issued to the FTI Shareholders pursuant to the Merger is dependent on, and varies to the extent of, FTI's achievement of certain revenue growth and earnings objectives during calendar 1998. However, the maximum number of Contingent Shares cannot exceed a number of shares of HNC Common Stock that is equal to the lesser of (i) a number of shares 1999 (the "Maximum Computed Shares") equal to $6,165,500 divided by the average of the closing prices per share of HNC Common Stock for the twenty trading days immediately preceding January 1, 1999 (the "Average Price Per Share"), or (ii) 603,383 shares of HNC Common Stock. If the number of Maximum Computed Shares exceeds 603,383 shares, then, in addition to the Contingent Shares the FTI Shareholders would also be paid a cash payment equal to such excess number of shares multiplied by the Average Price Per Share. Pursuant to the Plan, the Company, the FTI Shareholders and an escrow agent entered into an Escrow Agreement, pursuant to which 97,390 of the shares of HNC Common Stock that were issued to the FTI shareholders upon the closing of the Merger were placed in an escrow account to secure and collateralize certain indemnification obligations of the FTI Shareholders to HNC under the Plan. The cash used or to be used to pay the Merger consideration to the FTI Shareholders will be provided from the Company's cash and/or cash equivalents.

        The shares of HNC Common Stock issued to the FTI Shareholders in the Merger have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon the exemption from registration provided by
Section 4(2) thereof and/or Rule 506 promulgated


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under Regulation D. The Company and the FTI Shareholders have entered into a
Registration Rights Agreement, pursuant to which HNC granted the FTI Shareholders certain registration rights on Form S-3 in connection with the resale of shares of HNC Common Stock issued to them upon the effectiveness of the Merger (the "Registrable Shares"). Under the terms of the Registration Rights Agreement, until the first anniversary of the effective date of the Merger, HNC is to maintain in effect a shelf registration on Form S-3 pursuant to Rule 415 under the 1933 Act covering the resale by the FTI Shareholders of Registrable Shares held by them during specified permitted time periods.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS.

        (a)    Financial Statements of Business Acquired.

                      None required under Rule 3-05(b) of Regulation S-X.

        (b)    Pro Forma Financial Information.

                      None required under Rule 3-05(b) of Regulation S-X.

        (c)    Exhibits.

        The following exhibits are filed herewith:

        2.01 Agreement and Plan of Reorganization dated as of April 6, 1998 by and among Registrant, Financial Technology, Inc., FW2 Merger Corp., a wholly-owned subsidiary of Registrant and the shareholders of Financial Technology, Inc. Pursuant to Item 601(b)(2) of Regulation of S-K, certain schedules have been omitted but will be furnished supplementally to the Commission upon request.

        4.01 Registration Rights Agreement dated as of April 6, 1998 by and among Registrant and the former shareholders of Financial Technology, Inc.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         HNC SOFTWARE INC.

                                         By: /s/ RAYMOND V. THOMAS
                                             ------------------------------
Date:  April 21, 1998                        Raymond V. Thomas
                                             Chief Financial Officer


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                                INDEX TO EXHIBITS


Exhibit No.    Description of Exhibit

   2.01 Agreement and Plan of Reorganization dated as of April 6, 1998 by and among Registrant, Financial Technology, Inc., FW2 Merger Corp., a wholly-owned subsidiary of Registrant and the shareholders of Financial Technology, Inc. Pursuant to Item 601(b)(2) of Regulation of S-K, certain schedules have been omitted but will be furnished supplementally to the Commission upon request.

   4.01 Registration Rights Agreement dated as of April 6, 1998 by and among Registrant and the former shareholders of Financial Technology, Inc.